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                                                                      EXHIBIT 11

                                 THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                              CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE

                                                                                                Years Ended October 31,
                                                                                                -----------------------
                                                                                         1995            1994             1993
                                                                                         ----            ----             ----
                                                                                        (In thousands, except per share figures)
Primary:
         Income (loss) from continuing operations before
         extraordinary items(1)...........................                             $   115         $(4,786)         $(34,392)
         Discontinued operations:
         Loss on sale of operations.......................                                   -                -          (13,657)
                                                                                       -------         --------         --------
         Income (loss) before extraordinary items.........                                 115          (4,786)          (48,049)
         Extraordinary items..............................                                   -                -              924
                                                                                       -------         --------         ---------
         Net income (loss)................................                                 115         $(4,786)         $(47,125)
                                                                                       =======         ========         =========
         Weighted average number of common shares
         outstanding......................................                              11,576          10,193            10,035
                                                                                       =======         =======          ========
         Primary net income (loss) per common share:
         Continuing operations...........................                                  .01           (0.47)         $  (3.43)
         Discontinued operations:
         Loss on sale of operations......................                                    -                 -           (1.36)
                                                                                        ------          --------         --------
         Income (loss) before extraordinary items........                                  .01           (0.47)            (4.79)
         Extraordinary items.............................                                    -                -              0.09
                                                                                       -------         --------         ---------
         Net income (loss) per common share..............                                $0.01         $ (0.47)          $ (4.70)
                                                                                        ======          ========          =======
Fully diluted:
         Income (loss) from continuing operations
         before extraordinary items(1)....................                             $   115         $(4,786)         $(34,392)
         Discontinued operations:
         Loss on sale of operations......................                                    -                -          (13,657)
                                                                                       -------         --------         ---------
         Income (loss) before extraordinary items........                                  115          (4,786)          (48,049)
         Extraordinary items on a fully diluted basis....                                    -                -              924
                                                                                       -------         ---------        --------
         Net income (loss) on a fully diluted basis......                              $   115         $(4,786)        $ (47,125)
                                                                                       =======         ========        =========
         Weighted average number of common shares
         outstanding....................................                                11,576          10,193            10,035
                                                                                       =======         =======         =========
         Total common shares assuming full dilution.....                                11,615          10,193            10,035
         Fully diluted net income (loss) per common share:
         Continuing operations..........................                               $  0.01         $ (0.47)         $  (3.43)
         Discontinued operations:
         Loss on sale of operations.....................                                    -                -             (1.36)
                                                                                       -------         ---------        ---------
         Income (loss) before extraordinary items........                                 0.01           (0.47)            (4.79)
         Extraordinary items.............................                                    -                -             0.09
                                                                                       -------         --------         ---------
         Net income (loss) per common share on a fully
         diluted basis...................................                              $  0.01          $(0.47)           $(4.70)
                                                                                       =======         ========         =========

----------------

(1) After dividend requirements on Senior Exchangeable Redeemable Restricted Voting Preferred Stock of $320 in 1993 and after dividend requirements on Series B Preferred Stock of $89 in 1994.










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